UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 17, 2010
Date of Report (date of earliest event reported)

THE DRESS BARN, INC.
(Exact name of Registrant as specified in its charter)

Connecticut	0-11736	06-0812960
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

30 Dunnigan Drive
Suffern, New York 10901
(Address of principal executive offices, including zip code)

(845) 369-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 17, 2010, The Dress Barn, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, shareholders considered:  (1) a proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of August 20, 2010 (the “Reorganization Agreement”), by and among the Company, Ascena Retail Group, Inc. and DB Merger Corp.; (2) the election of two directors of the Company for three-year terms; (3) a proposal to approve the amendment and restatement of the Company’s 2001 Stock Incentive Plan, as amended, which, if approved, would be renamed the 2010 Stock Incentive Plan; and (4) the ratification of the selection by the Audit Committee of the board of directors of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending July 30, 2011.  The voting results at the Annual Meeting, with respect to each of the matters described above, were as follows:

1.	The proposal to approve and adopt the Reorganization Agreement was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
65,572,755	1,494,059	18,625	7,171,100

2.	The two directors were elected based upon the following votes:

	For	Withheld	Broker Non-Votes
Elliot S. Jaffe	63,857,276	3,228,163	7,171,100
Michael W. Rayden	62,494,797	4,590,642	7,171,100

3.
The proposal to approve the amendment and restatement of the Company’s 2001 Stock Incentive Plan, as amended, which, if approved, would be renamed the 2010 Stock Incentive Plan, was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
57,257,688	8,194,778	1,632,973	7,171,100

4.	The Independent Registered Public Accounting Firm for the fiscal year ending July 30, 2011 was ratified based upon the following votes:

For	Against	Abstain
73,160,976	1,073,666	21,897

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DRESS BARN, INC.

Date: December 20, 2010	By:	/s/ David R. Jaffe
Name: David R. Jaffe
Title: President and Chief Executive Officer